Exhibit 99.2

Versum Materials becomes independent company

Spin-off from Air Products complete; company poised to build on leadership position

TEMPE, Ariz. (October 3, 2016) – Building on more than 30 years of leadership supplying materials and delivery systems to the global semiconductor and electronics industry, the former Electronic Materials business of Air Products is now a separate and independent public company: Versum Materials, Inc.

Versum Materials (NYSE: VSM) officially spun off from Air Products (NYSE: APD) on October 1, 2016, and has begun operations as an independent, public company. Shares in Versum Materials are available for “regular way” trading on the New York Stock Exchange (NYSE) starting today. On October 4, Versum leadership, select team members and honored guests will ring the opening bell at the NYSE to commemorate the successful spin-off. (The bell ringing event can be viewed at https://www.nyse.com/bell).

“Today is a long-anticipated day for our customers, partners and team members. We worked hard to get to this point – and we will work just as hard in the years ahead to meet our customers’ needs for next-generation materials, equipment and expertise,” said Guillermo Novo, president and chief executive officer of Versum Materials. “As Versum, we will be more committed than ever to collaborating with our customers to make the future possible for them. We will focus on meeting the evolving needs of the semiconductor and other electronics-related industries.”

Novo said the spin-off will allow Versum to align its resources with the rapidly evolving demands of the markets it serves. “We will be able to dedicate all of our energy, research and development resources, and customer service to serve the businesses that depend on our materials, equipment and knowledge,” he said.

Versum, a leading semiconductor industry supplier, is a “focused pure play in the semiconductor industry with a strong portfolio and capabilities,” Novo said, noting that the company participates in six of seven key semiconductor process steps. Versum derived 74 percent of its fiscal 2015 sales from materials – split nearly evenly between process materials and advanced materials – and 26 percent from delivery systems. About 60 percent of the company’s sales are in Asia, with about 30 percent from the United States and 10 percent from Europe.

Versum will continue building out its Tempe, Ariz., headquarters in the coming months, Novo said, to enhance responsiveness to customers.

“Part of our strategy as a separate company is to be more market facing and agile by co-locating our business capabilities closer to the companies we serve. We have existing materials production, research and development, and a workforce in Tempe, and our major U.S. customers are located in the Western U.S.,” he said. “Additionally, over 70 percent of the market is now in Asia, and it continues to grow.

Locating our headquarters in Tempe – to complement our major production facilities in Korea and Taiwan – will allow us to collaborate better with our U.S. and Asia teams and customers.”

Versum plans to maintain a number of administrative functions in the Lehigh Valley area, Novo said.

About Versum Materials, Inc.

Versum Materials (NYSE: VSM) (versummaterials.com) is a best-in-class electronic materials company providing high-purity chemicals and gases, delivery systems, services and materials expertise to meet the evolving needs of the global semiconductor, display and LED markets. Derived from the Latin word for “toward,” the name “Versum” (pronounced ver-SOOM) communicates the company’s deep commitment to helping customers move toward the future by collaborating, innovating and creating cutting-edge solutions.

A global leader in technology, quality, safety and reliability, Versum is one of the world’s largest suppliers of next generation CMP slurries, ultra-thin dielectric and metal film precursors, formulated cleans and etching products, and delivery equipment that has revolutionized the semiconductor industry. Versum Materials operated for more than three decades as a division of Air Products. An independent company since October 2016, Versum has annual sales of about US$1 billion, 1,900 employees and 10 major facilities in Asia and the North America. It is headquartered in Tempe, Ariz.

Note: This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by references to future periods, and include statements we make about our ability to meet the anticipated needs of our customers, our ability to align our resources to meet the demands of the industries we serve, our future sales, the success of our planned strategy of moving our capabilities closer to our customers, and our prospects following the spin-off. These forward-looking statements are based on management’s reasonable expectations and assumptions as of the date of this release. Actual results and the outcomes of future events may differ materially from the those expressed or implied in the forward-looking statements because of a number of risks and uncertainties, including, without limitation, general economic and business conditions that could decrease the demand for our goods and services; our concentrated customer base; our ability to continue technological innovation to meet the evolving needs of our customers; our substantial post-spin leverage; and other risk factors described in our filings with the Securities and Exchange Commission, including the amended Registration Statement on Form 10, and our Current Reports on Form 8-K filed since. Versum assumes no obligation to update any forward-looking statements or information in this release.

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Media Inquiries:

Michael Drabenstott, tel: (610) 417-0503; email: Mike.Drabenstott@versummaterials.com.

Investor Inquiries:

Nahla Azmy, tel: (610) 481-7461; email: Nahla.Azmy@versummaterials.com.